UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
August 10, 2005

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On August 10, 2005 we renewed our short-term $12.0 million unsecured revolving line of credit facility with a domestic commercial bank on the same terms and conditions as have been in existence for the past several years.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 15, 2005

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President